Exhibit (a)(5)(F)
2007 Investor & Analyst Conference Frank Blake Chairman & CEO Retail Update July 10, 2007

This communication is for information purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of The Home Depot's common stock. The Home Depot's offer to buy shares of Home Depot common stock is being made only pursuant to the Offer to Purchase and the related materials dated July 10, 2007, as amended and supplemented from time to time. Shareholders should read the Offer to Purchase and the related materials carefully because they contain important information. Shareholders may obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase and other documents filed with the Securities and Exchange Commission at the Commission's website at www.sec.gov. Shareholders also may obtain a copy of these documents, without charge, from the information agent, D. F. King & Co., Inc., by calling toll-free: 800-628-8536 Tender Offer Information

Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995 Certain statements contained herein, including any statements related to the sale of HD Supply, the planned recapitalization of the Company, continuation of reinvestment plans, capital allocation principles, targeted capital structure, state of the home improvement market, state of the housing market, sales growth, earnings and earnings per share guidance for fiscal 2007 through fiscal 2010, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These risks and uncertainties include, but are not limited to: the successful divestiture of HD Supply, including timing of the close of such transaction; the success of the tender offer; the ability to issue debt securities on terms and at rates acceptable to us; economic conditions in North America; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; improving and streamlining operations and customers' in-store experience; and the impact of competition. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

180 Day Assessment Housing and home improvement markets remain soft Retail investment in 5 Key Priorities on track HD Supply strategic review completed Recapitalization announced

Housing Correction 1947 1947-II 1947-III 1947-IV 1948-I 1948-II 1948-III 1948-IV 1949-I 1949-II 1949-III 1949-IV 1950-I 1950-II 1950-III 1950-IV 1951 1951-II 1951-III 1951-IV 1952-I 1952-II 1952-III 1952-IV 1953-I 1953-II 1953-III 1953-IV 1954-I 1954-II 1954-III 1954-IV 1955 1955-II 1955-III 1955-IV 1956-I 1956-II 1956-III 1956-IV 1957-I 1957-II 1957-III 1957-IV 1958-I 1958-II 1958-III 1958-IV 1959 1959-II 1959-III 1959-IV 1960-I 1960-II 1960-III 1960-IV 1961-I 1961-II 1961-III 1961-IV 1962-I 1962-II 1962-III 1962-IV 1963 1963-II 1963-III 1963-IV 1964-I 1964-II 1964-III 1964-IV 1965-I 1965-II 1965-III 1965-IV 1966-I 1966-II 1966-III 1966-IV 1967 1967-II 1967-III 1967-IV 1968-I 1968-II 1968-III 1968-IV 1969-I 1969-II 1969-III 1969-IV 1970-I 1970-II 1970-III 1970-IV 1971 1971-II 1971-III TBD 0.043844857 0.043243243 0.050286182 0.059355346 0.058371736 0.060980172 0.058780577 0.054505814 0.051851852 0.051465064 0.05416511 0.061463047 0.065770349 0.07167955 0.07384106 0.067964263 0.063221884 0.054054054 0.050058207 0.050287356 0.051238258 0.052526973 0.051603905 0.052234787 0.052061311 0.051832461 0.050380478 0.05027933 0.050626166 0.053989362 0.057247899 0.059563543 0.062096374 0.062302263 0.060071514 0.056807512 0.055335046 0.055043759 0.053494195 0.051327829 0.049431321 0.048344948 0.047169811 0.047453954 0.046035242 0.045841519 0.047699809 0.051340206 0.05611627 0.056648308 0.055566464 0.053585347 0.053900171 0.04961034 0.04783513 0.048319328 0.047925744 0.047309833 0.048962505 0.049422222 0.049305556 0.050068587 0.049491525 0.049047699 0.050132802 0.052683246 0.052091681 0.053196527 0.054495074 0.051912568 0.050260999 0.050029603 0.0487279 0.048298263 0.047297297 0.046153846 0.045147898 0.04256956 0.040206705 0.036178912 0.034600807 0.038419453 0.039899654 0.042213884 0.041936584 0.04224729 0.042310202 0.04368258 0.044953174 0.044453549 0.043351731 0.040513637 0.040007864 0.038133953 0.038450557 0.042739102 0.044250205 0.048789206 0.051171772 Private Residential Investment as a Share of GDP Average = 4.8% 5.1% as of Q107 5.1% as of Q107 Reversion to the Mean Continues Source: Bureau of Economic Analysis (BEA)

Inventory of Homes for Sale Q299 Q399 Q499 Q100 Q200 Q300 Q400 Q101 Q201 Q301 Q401 Q102 Q202 Q302 Q402 Q103 Q203 Q303 Q403 Q104 Q204 Q304 Q404 Q105 Q205 Q305 Q405 Q106 Q206 Q306 Q406 Q107 Q207 Existing Home Sales 5.0333333 4.733333267 4.5 4.233333433 4.733333267 4.666666667 4.366666633 4.333333333 4.733333433 4.800000033 4.5 4.4333334 4.899999933 4.899999933 4.700000133 4.5999999 5.0333333 4.5 4.600000067 4.4333334 4.266666733 4.366666633 4.166666833 3.866666633 4.333333333 4.5999999 4.8333335 5.133333367 6.3666668 7.1333332 6.899999933 6.733333267 8.45 New Home Sales 3.5333333 4.099999933 5.0666666 4 4.0333334 4.133333367 4.600000067 3.5666666 3.633333367 4.299999867 4.733333267 3.9333333 3.7666667 3.9666666 4.699999967 4.0666666 3.433333367 3.5666667 4.699999967 3.5999999 3.5 4.199999967 4.766666567 4.100000067 3.833333333 4.4000001 5.5 5.699999967 5.633333367 6.800000033 7.633333367 7.666666667 6.25 Existing Homes1) New Homes2) 1) Reflects existing single-family home sales (Not Seasonally Adjusted) Source: NAR, Moody's Economy.com, Bureau of Census 2) Reflects new home sales (Not Seasonally Adjusted) Months Supply of Homes for Sale Housing Inventory Continues to Grow

Five Priorities: Progress Report Restricted stock for Assistant Store Managers Success sharing (65% of stores - Q1) Reduced turnover Master Trade Specialists Accelerated product line reviews ECO Options launch Improving share performance in key categories Warehouse Mgmt System pilot live in two distribution centers Canada Core Retail pilot scheduled for late 2007 Testing distribution concepts Spending 2.5 times 2005 maintenance budget Completed over 1,000 projects in top 50 markets Bid room volume increased 200+ percent Adding Pro sales managers

Voice of Customer Likelihood to Recommend U.S. and Canada Stores Improvement Over 2006 Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan 2006 8.53 8.52 8.48 8.42 8.41 8.44 8.45 8.46 8.48 8.51 8.52 8.52 2007 8.58 8.55 8.51 8.47 8.47

Market Share Areas of share gain: Hard Flooring Patio Lawn & Garden Tools & Hardware Areas of opportunity: Bath Faucets

HD Supply $10.325 Billion sales price Tax basis approximately $8.4 Billion Cash proceeds, approximately $9.5 Billion after taxes and expenses Expected to close on August 16 No financing contingency

Recapitalization Recapitalization Transformational $22.5 Billion Recapitalization Sale of HD Supply simplified business model and created opportunity to reevaluate optimal capital structure Mature retail model supports a capital structure that facilitates capital distribution Intrinsic value created by swapping out expensive equity with cheap debt Retaining strong investment grade rating very important

Tender Offer Tender Offer Tender Offer for 13 Percent of Shares Outstanding Second largest company-tender offer ever Seeking 250 Million shares Fully subscribed tender ~ 44 - 49% of stated recapitalization plan Offer expires August 16th First step in recapitalization plan

Capital Allocation Principles Focus on the retail business Drive cash flow generation Rebalance capital structure / maintain high return on invested capital Return excess cash flow to our investors

Home Depot Vision Sales Growth (CAGR) Earnings Growth (CAGR) ~5% >5% Match or exceed market growth Focus on our stores Slowing new store growth Short-term deleverage... investing in stores Mid to long-term leverage through supply chain and operational efficiencies EPS Growth (CAGR) >10% Exceed earnings growth through disciplined capital allocation

Carol Tome CFO & EVP Corporate Services

Preliminary $ Millions Sale Necessitates Distribution of Proceeds & Capital Structure Review HD Supply Transaction Economics 1) Will be reflected in discontinued operations

The Home Depot Capital Structure Evolution Maturing Business Model Drives Different Capital Structure

Capital Allocation Strategy Use strong operating cash flow to: Fund retail investments Top 5 priorities Store expansion Increase cash flow generation: Working capital improvements Operating margin enhancements Rebalance capital structure: Support business model Maintain high return on invested capital Distribute excess cash returns to shareholders: Maintain 30% dividend payout Return excess cash through repurchases Drive growth and productivity improvements Enhance cash returns to shareholders Preserve credit protection and reduce capital costs Focused Approach

Capital Structure Objectives Four key objectives: Liquidity to support business strategy Strategic flexibility Downturn and credit protection Cost of capital optimization Worked with rating agencies to assess credit rating implications Optimal Capital Structure Balances Risk with Return Opportunities

Capital Structure Strategy Targeted leverage levels commensurate with strong investment grade credit ratings Total adjusted debt/EBITDAR of 2.5 times (average annually) Total adjusted debt = balance sheet debt plus 8 times operating rents EBITDAR = earnings before interest, taxes, depreciation, amortization, rents Implications Provides ample liquidity Access to A2/P2 commercial paper Creates capital structure that flexes with business Debt levels can be adjusted to cash generation Provides strong credit protection Cushion for downturn Flexibility in cash requirements Retains valuable real estate Reduces WACC to ~9.0% from ~9.5% Debt Levels Tied to Cash Generation of Business

Recapitalization Plan As soon as practicable, repurchase $22.5 Billion of outstanding shares Repurchases to be in the form of a tender, accelerated share repurchase and/or open market repurchases Goal is to Execute as Soon as Practicable Funding Sources - Billions Proceeds from HD Supply ~$9.5 Cash on Hand 1.0 Debt Issuance 12.0 Total $22.5

Today launched Dutch Auction tender to purchase 250 Million shares Offer expires August 16th Fully subscribed tender represents ~ 44 - 49% of total recapitalization Funding provided by proceeds from sale of HD Supply and cash on hand Tender is not contingent upon sale of HD Supply as bridge financing is in place Tender Details

Tender Mechanics HD Offer to Buy 250 Million Shares Illustrative Closing Price Last Day to Tender Shares Expected HD Supply Closing Preliminary Results Tabulated Final Results Determined Tender Offer Open for 38 Days July 9 July 10 Launch August 16 Expiry August 17 August 23 Settlement

Financing Plans As part of recapitalization, plan to issue $12 Billion of senior unsecured debt 1) Timing will be according to: Repurchase plans Market conditions Goal is to minimize cost and keep maturities staggered Execution may involve various different currencies and markets Will Execute as Expeditiously as Possible 1) May include commercial paper as part of new debt

Pro Forma Q1 2007 Capital Structure Outstanding Indebtedness 2007 2008 2009 2010 2011 2012 2013 2016 2026 2036 19 282 997 997 1000 1243 2987 2958 750 Excludes leases & new debt Excludes operating leases and gain on sale of HD Supply Includes adjustment for operating leases for Retail only (8x$750=$6,000 for '07) Current Maturities 1) Staggered Maturities, Low Refinancing Risk

Shareholder Return Principles Dividend Principle Deliver predictable increase each year, targeting payout at approximately 30% Share Repurchase Principle After meeting the needs of the business, use excess liquidity to repurchase shares, as long as value creating Return on Invested Capital Principle Maintain high return on invested capital, benchmarking all uses of excess liquidity against value created for shareholders through repurchases

Debt Holder Principles Maintain strong investment grade rating with access to A2/P2 commercial paper market Target, on average, Total Adjusted Debt/EBITDAR ratio of 2.5 times Let underlying cash flow dictate uses of cash First to the business and if excess cash remains Second to share purchases Third adjust debt levels to cash generation Maintain ownership position of existing unencumbered stores Today own 87% of store base

The Home Depot Financial Results Reflecting Discontinued Operations Preliminary $ Millions, except EPS

2007 Updated Guidance Effective Q2 2007, HD Supply financial results reflected as discontinued operations Reclassify Prior Years 2007 sales growth will anchor off of 2006 retail sales of $79 Billion February 2007 retail sales growth guidance was flat to slightly negative reflecting negative retail comps in mid-single digit area and sales from 115 new stores Current view retail sales will decline by ~1-2%, reflecting softer comp sales in the back half of the year than originally projected and ~7-10 fewer store openings (timing) Operating margin will contract by 120-150 bps due to sales softness and retail reinvestment Note: Excludes 53rd week

2007 Updated EPS Guidance Excludes gain on sale of HD Supply, 53rd week and impact of recapitalization Continuing operations down 12% - 15%. Excludes 53rd week and impact of recapitalization Fiscal 2006 Feb EPS Growth Guidance May EPS Growth Guidance Less HD Supply contribution in 2H 07 May EPS Guidance adjusted for HD Supply Current View1) Down 4 - 9% Down 9% Down 15% Down 15 - 18%2) $2.79 $2.68 - 2.54 $2.54 ($0.18) $2.36 $2.30 - 2.36

The Home Depot #1 player in the best part of retail: home improvement 2007: A year for accelerated investment, and focus in retail business 2008 - 2010E: Retail Sales ~5% CAGR Earnings >5% CAGR Earnings Per Share >10% CAGR Committed to disciplined capital allocation A Solid Long-Term Investment

Appendix: Non-GAAP Measures This presentation includes certain supplemental financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include total adjusted debt and EBITDAR. This supplemental information should not be considered in isolation or as a substitute for the GAAP measures of debt. The Company believes that the presentation of these non-GAAP measures provides meaningful information that is useful to investors as it indicates more clearly the Company's targeted capital structure and expected operating performance. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR in order to structure debt levels relative to the underlying cash flow generation (EBITDAR) of the business.